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                                                                  EXHIBIT 5


                          STOLL, KEENON & PARK, LLP
                      300 WEST VINE STREET, SUITE 2100
                       LEXINGTON, KENTUCKY 40507-1801
                                859-231-3000





                              October 29, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         RE: Delta Natural Gas Company, Inc.
             Registration Statement

Dear Sir or Madam:

         We are acting as counsel to Delta Natural Gas Company, Inc. ("Delta"), a Kentucky corporation, in connection with the issuance and sale by Delta of $20,000,000 in debentures due 2022 (the "Debentures"). A Registration Statement on Form S-2 with respect to the Debentures has been filed by Delta with the Securities and Exchange Commission.

         In our capacity as such counsel to Delta, we have familiarized ourselves with the corporate affairs of Delta and are familiar with the actions taken by Delta in connection with the aforementioned issuance and sale. We have examined the original or certified copies of all such records of Delta and all such agreements, certificates of public officials, certificates of officers or representatives of Delta and others and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of Delta and others.

         Based upon the foregoing, it is our opinion that:

                  1. Delta is a corporation duly organized and validly existing under the laws of the State of Kentucky.


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                  2. The Debentures have been legally authorized by Delta
         and will, when sold, be legally issued, fully paid and non-assessable, and the Debentures will be binding obligations of Delta.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                               Very truly yours,



                                               STOLL, KEENON & PARK, LLP
                                               By: Rutheford B Campbell, Jr.


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